FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2008

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.02 Results of Operations and Financial Condition

On August, 4, 2008, the Company issued the following press release:

Puget Energy Reports Second Quarter 2008 Financial Results

•	Second quarter 2008 income of 26 cents per diluted share from Puget Energy

•	Second quarter 2008 income of 30 cents per diluted share from Puget Sound Energy (PSE), Puget Energy’s core utility business

•	Year-to-date June 30, 2008 income of 87 cents per diluted share from Puget Energy

•	Year-to-date June 30, 2008 income of 92 cents per diluted share from PSE

BELLEVUE, Wash. — Puget Energy (NYSE:PSD) today reported net income of $33.7 million, or 26 cents per diluted share, for the second quarter 2008 compared to $38.6 million, or 33 cents per share, in the second quarter 2007. Net income from Puget Energy’s regulated electric and gas utility subsidiary, Puget Sound Energy (PSE), was $39.1 million, or 30 cents per share, in the second quarter 2008, compared to $38.4 million, or 33 cents per share, in the second quarter 2007.
 “Our financial results at June 30 met our expectations. The current challenging environment of rising energy costs and operating expenses impacted our results. For example, average natural gas prices at the Sumas trading hub increased to $10.39 per MMBTU in the second quarter of 2008 compared to $6.68 in the same period a year ago, and depreciation expense continues to increase with delivery system investments,” said Stephen P. Reynolds, chairman, president and CEO of Puget Energy and PSE. “Despite these challenges, we are maintaining our focus on additions and upgrades to PSE’s distribution systems to improve service and reliability to our customer base in the dynamic Puget Sound region.
         “Our focus in 2008 is also on the completion of the proposed merger with a consortium of long-term infrastructure investors. The merger will provide us partners who are able and willing to meet PSE’s significant capital needs to deliver energy that is safe, reliable, reasonably priced and environmentally responsible.”
         Higher retail electric and natural gas sales volumes driven by cooler than normal temperatures in the Puget Sound region favorably impacted PSE’s revenue for the second quarter 2008. However, the favorable impact of these sales was offset by increased power costs due to a decline in hydroelectric energy supplies, higher costs related to fuel supply for electric generating facilities and a rise in purchased power prices. PSE’s financial results in the second quarter of 2008 also reflect higher utility operating and maintenance costs and increased depreciation expense as a result of new utility capital investments.

Puget Energy Second Quarter 2008 Summaries:

The following tables provide a summary of Puget Energy’s financial results for the second quarter of 2008 compared to the same quarter a year ago.

Table 1: Puget Energy Second Quarter Earnings Summary
Net Income (Loss) in millions of dollars	2008	2007
PSE	$39.1	$38.4
Puget Energy merger transaction expenses and other	(5.4)	0.2
Puget Energy	$33.7	$38.6

Earnings per Diluted Share (EPS)
PSE	$0.30	$0.33
Puget Energy merger transaction expenses and other	(0.04)	--
Puget Energy	$0.26	$0.33

Diluted common shares outstanding (millions)	130.0	117.2

Table 2: Puget Energy Second Quarter 2008 vs. Second Quarter 2007 EPS Reconciliation	Cents per diluted share
Puget Energy’s second quarter 2007 earnings from PSE	$0.33
Increase in natural gas margin	0.04
Decrease in state property tax expense	0.03
Higher other income and lower other expenses	0.02
Change in unrealized FAS-133 gains/(losses) on energy supply contracts	0.02
Increase in utility operations and maintenance expense	(0.09)
Credit to depreciation and amortization related to Goldendale deferral in 2007	(0.03)
Increase in utility depreciation and amortization expense in 2008, excluding the 2007 Goldendale deferral	(0.02)
Impact of a higher number of common shares outstanding in 2008	(0.03)
Other variances and rounding, net	0.03
Puget Energy’s second quarter 2008 earnings from PSE	$0.30
Puget Energy’s second quarter merger transaction expenses and other	(0.04)
Puget Energy’s earnings for the second quarter 2008	$0.26

Puget Sound Energy (PSE) Second Quarter 2008 Highlights:
Key components of PSE’s second quarter 2008 financial performance are highlighted below. All amounts are pre-tax unless otherwise noted.

•	As of June 30, 2008, PSE provided service to 1,063,500 electric customers and 737,400 natural gas customers, representing a 1.5 percent and 2.3 percent increase, respectively, in the last 12 months.

•
Retail electric and natural gas sales volumes increased by 4.9 percent and 16.9 percent, respectively, reflecting customer growth and colder than average temperatures in the Pacific Northwest during the second quarter of 2008 compared to 2007. The number of heating degree days for the Puget Sound region during the second quarter 2008 was 17 percent higher than historic averages compared to 5.9 percent lower in the second quarter 2007.

•
The 16.9 percent rise in natural gas sales volumes driven by customer growth and colder temperatures in the second quarter of 2008 resulted in an increase in natural gas margin of $8.4 million, over prior year levels.

Natural gas margin represents natural gas sales to retail and transportation customers, net of revenue-based taxes, less the cost of purchasing and transporting natural gas.

•
The rise in electric margin that would have resulted from the 4.9 percent increase in retail electric sales volumes was offset by higher power costs. Electric margin decreased by $0.9 million in the second quarter 2008 compared to 2007. Contributing to the higher power costs was a 6.8 percent decline in hydroelectric energy supplies from company-owned facilities and long-term power supply contracts, as well as higher market prices for purchased power. Market prices for natural gas were also higher during the period and contributed to the rise in power costs from PSE’s natural gas generating facilities, which were operated at increased levels. In the second quarter of 2008, PSE customer electric usage generated by natural gas generating facilities was 4.7 percent as compared to 2.7 percent in 2007. The overall increase in power costs during the second quarter of 2008 was partially mitigated by a 17.8 percent increase in output from PSE’s wind-powered electric generating facilities.

Electric margin represents electric sales, net of revenue-based taxes, to retail and transportation customers less the cost of generating, purchasing and wheeling electricity.

•
Utility operations and maintenance expense in the second quarter 2008 increased by $17.5 million over prior year levels, reflecting higher costs related to operations and maintenance of PSE’s electric generating facilities, planned and unplanned utility infrastructure maintenance and customer service.

•
Depreciation and amortization expense in the second quarter 2008 increased by $10.5 million over prior year levels, including the $5.9 million benefit from the 2007 deferral of the Goldendale Generating Facility (Goldendale), described below. Excluding the 2007 Goldendale deferral, depreciation and amortization expense increased $4.6 million in 2008 compared to prior year levels reflecting additional utility plant placed in service over the last 12 months.

PSE’s 2007 results reflect the benefit of deferral of certain ownership and operating costs totaling $5.9 million related to Goldendale, purchased in February 2007. A regulatory asset was established (following regulatory approval) to record the deferral, and a corresponding credit is reflected in the financial statements as a reduction to depreciation and amortization expense. Deferral of such costs ceased, effective Sept. 1, 2007, when PSE began to recover Goldendale ownership and operating costs in its electric customer rates. Recovery of Goldendale deferred amounts, including carrying charges, were included in the company’s pending general rate case (GRC) proceeding, filed in December 2007.

•
Property tax expense decreased by $5 million during the second quarter of 2008 compared to the prior year due to a true-up of accrued property tax expense for calendar year 2007. Actual tax billings received in 2008 were lower than estimated due primarily to lower levy rates assessed on PSE’s property values.

•
Other income net of other expenses increased $3.8 million due to the net effect of a higher equity component of AFUDC (capitalization of carrying costs on utility capital projects) and decreases in expenses related to share-based compensation and regulatory penalties.

•
In the second quarter of 2008, PSE recorded an unrealized SFAS-133 pre-tax gain of $2.4 million compared to an unrealized pre-tax loss of $1.5 million in the second quarter 2007. These unrealized gains/losses are the result of mark-to-market changes on long-term electric energy contracts or electric generation fuel supply contracts not qualifying for hedge accounting treatment under SFAS-133. Unrealized gains and losses recorded under SFAS-133 will reverse in the future as electric energy and fuel contracts are fulfilled and actual costs incurred.

•
The average number of diluted common shares outstanding during the second quarter of 2008 increased by 11 percent to 130 million from 117.2 million during the second quarter of 2007. The increase was primarily the result of a sale of 12.5 million shares of newly issued Puget Energy common stock on Dec. 3, 2007, to a group of long-term infrastructure investors. The net proceeds of $293.3 million from this transaction were invested in PSE as additional equity to fund capital expenditures, debt redemption and working capital. PSE’s equity ratio at June 30, 2008, was 47.1 percent.

Year-to-date June 30, 2008 Summary
Key components of PSE’s year-to-date June 30, 2008, financial performance are summarized below. All amounts are pre-tax unless otherwise noted.
For the six months ended June 30, 2008, Puget Energy’s net income was $113.5 million, or 87 cents per diluted share, compared to net income of $117.7 million, or $1 per diluted share, for the same period in 2007. During the six months ended June 30, 2008, Puget Energy incurred $7 million in costs related to the proposed merger announced on Oct. 26, 2007.
PSE’s net income for the six months ended June 30, 2008, was $120 million, or 92 cents per diluted share, compared to net income of $117.1 million, or $1 per diluted share, for the same period in 2007. PSE’s net income for the six months ended June 30, 2008, was positively impacted by increased electric and gas margins of $24.5 million and $20.9 million, respectively, driven by higher energy sales volumes resulting from cooler temperatures (relative to historic averages) and customer growth. Additional utility plant placed into service resulted in a $16.2 million increase in depreciation and amortization for the six months ended June 30, 2008, which negatively impacted PSE’s net income for the period.  An increase in utility operations and maintenance expense of $31.5 million, which includes a $10.5 million charge related to the settlement of a lawsuit, also negatively impacted PSE’s net income for the six months ending June 30, 2008.

Merger
               The consummation of the merger is subject to certain closing conditions, including regulatory approval from the Washington Utilities and Transportation Commission (UTC).  A joint application was filed with the UTC on Dec. 17, 2007, by PSE and the investor consortium seeking approval of the merger.  On July 21, 2008, PSE and the investor consortium reached a settlement to resolve all issues with several of the parties involved in the merger proceeding before the UTC. The UTC must still review the multi-party settlement stipulation and issue its decision on the merger request.
        PSE and the investor consortium filed a Hart-Scott-Rodino application and received early termination of the waiting period effective Aug. 1, 2008.  The merger transaction is expected to close during the second half of 2008 once all closing conditions have been met, including completion of reviews by the Committee on Foreign Investment in the United States, the Federal Communications Commission, and, as discussed above, the UTC.

Form 10-Q Quarterly Report for the Second Quarter of 2008
Puget Energy will file its Form 10-Q for the second quarter 2008 with the Securities and Exchange Commission (SEC) by Aug. 11, 2008, a copy of which will be available through the SEC’s Web site at www.sec.gov or at www.pugetenergy.com. Investors are encouraged to read the financial statements and disclosures that will be contained in the Form 10-Q filing.

About Puget Energy
Puget Energy (NYSE:PSD) is the parent company of Puget Sound Energy (PSE), a regulated utility providing electric and natural gas service primarily to the growing Puget Sound region of Western Washington.

About Puget Sound Energy
Washington state’s oldest and largest energy utility, with a 6,000-square-mile service area stretching across 11 counties, Puget Sound Energy serves more than 1 million electric customers and 737,000 natural gas customers, primarily in Western Washington.  PSE, a subsidiary of Puget Energy (NYSE:PSD), meets the energy needs of its growing customer base through incremental, cost-effective energy conservation, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure.  PSE employees are dedicated to providing great customer service to deliver energy that is safe, reliable, reasonably priced, and environmentally responsible.  For more information, visit PSE.com.

CAUTIONARY STATEMENT:  Certain statements contained in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include PSE’s plans relating to utility plant additions and expenses, and factors that could impact Puget Energy’s earnings.  Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the Washington Utilities and Transportation Commission, and weather conditions.  More information about these and other factors that potentially could affect the company’s financial results is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission.  Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

###

PUGET ENERGY -- SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)
	Unaudited		Unaudited
	Three months ended 06/30[1]		Six months ended 06/30[1]
	2008	2007	2008	2007

Operating revenues
Electric	$478,038	$435,261	$1,084,172	$962,880
Gas	233,840	225,175	677,077	692,184
Non-utility operating revenue	526	702	2,088	9,979
Total operating revenues	712,404	661,138	1,763,337	1,665,043
Operating expenses
Purchased electricity	198,886	172,757	471,718	454,849
Electric generation fuel	32,687	23,726	79,701	49,784
Residential exchange	(20,298)	(17,562)	(20,305)	(52,040)
Purchased gas	137,718	139,055	413,913	449,702
Unrealized net (gain) on derivative instruments	(2,364)	1,536	(2,277)	(4,246)
Utility operations & maintenance	116,449	98,935	228,613	197,106
Non-utility expense and other	1,597	2,768	2,062	4,898
Merger expenses	5,738	---	7,049	---
Depreciation & amortization	76,322	65,832	151,688	135,441
Conservation amortization	15,525	8,749	28,891	19,078
Taxes other than income taxes	63,674	63,294	157,947	150,363
Total operating expenses	625,934	559,090	1,519,000	1,404,935
Operating income	86,470	102,048	244,337	260,108
Other income (deductions):
Other income	8,073	6,223	14,917	10,987
Other expense	(841)	(2,829)	(1,817)	(3,861)
Interest Charges:
AFUDC	1,782	2,943	4,211	5,361
Interest expense	(48,543)	(52,192)	(99,591)	(103,453)
Income from continuing operations before income taxes	46,941	56,193	162,057	169,142
Income taxes	13,287	17,593	48,590	51,480
Net Income from continuing operations	33,654	38,600	113,467	117,662
Income from discontinued operations, net of tax	---	12	---	12
Net Income	$33,654	$38,612	$113,467	$117,674
Common shares outstanding	129,417	116,659	129,427	116,567
Diluted shares outstanding	129,967	117,158	129,862	117,115
Basic earnings per common share before
discontinued operations	$0.26	$0.33	$0.88	$1.01
Basic earnings from discontinued operations	---	---	---	---
Basic earnings per common share	$0.26	$0.33	$0.88	$1.01
Diluted earnings per common share before
discontinued operations	$0.26	$0.33	$0.87	$1.00
Diluted earnings from discontinued operations	---	---	---	---
Diluted earnings per common share[2]	$0.26	$0.33	$0.87	$1.00

[1]	Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
[2]	Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY -- UTILITY OPERATING DATA
	Three months ended 06/30		Six months ended 06/30
	2008	2007	2008	2007
Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$237,095	$199,419	$583,658	$491,446
Commercial	189,483	173,493	401,447	372,986
Industrial	26,075	25,133	53,562	52,258
Other retail sales, including change in unbilled	(20,738)	(7,979)	(32,333)	(31,561)
Subtotal, retail sales	431,915	390,066	1,006,334	885,129
Transportation, including change in unbilled	1,358	2,437	2,876	4,778
Sales to other utilities & marketers	24,415	27,078	42,443	46,279
Other[1]	20,350	15,680	32,519	26,694
Total electricity sales	478,038	435,261	1,084,172	962,880
Gas
Residential	144,335	134,940	438,543	435,806
Commercial	72,100	72,402	199,950	207,935
Industrial	9,699	10,222	22,464	32,486
Subtotal, retail sales	226,134	217,564	660,957	676,227
Transportation	3,434	3,194	7,195	6,781
Other	4,272	4,417	8,925	9,176
Total gas sales	233,840	225,175	677,077	692,184
Total energy sales revenues	$711,878	$660,436	$1,761,249	$1,655,064
Energy sales volumes (unaudited)
Electricity (in mWh)
Residential	2,670,685	2,431,968	6,285,832	5,984,930
Commercial	2,294,053	2,210,127	4,771,386	4,630,616
Industrial	332,031	338,625	661,769	679,017
Other, including change in unbilled	(244,984)	(165,284)	(371,944)	(430,363)
Subtotal, retail sales	5,051,785	4,815,436	11,347,043	10,864,200
Transportation, including change in unbilled	518,560	529,683	1,030,943	1,049,430
Sales to other utilities & marketers	635,369	638,284	880,026	1,055,007
Total mWh	6,205,714	5,983,403	13,258,012	12,968,637
Gas (in 000's of therms)
Residential	112,525	90,691	357,914	310,554
Commercial	66,503	56,934	186,018	166,555
Industrial	9,412	8,295	21,217	27,176
Transportation	52,951	50,596	116,297	109,376
Total gas volumes	241,391	206,516	681,446	613,661
Margins[2] ($ in thousands; unaudited)
Electric	$205,616	$206,491	$427,851	$403,354
Gas	69,225	60,845	192,220	171,304
Weather (unaudited)
Actual heating degree days	1,039	836	3,107	2,803
Normal heating degree days[3]	888	888	2,851	2,830
Customers served at June 30 [4] (unaudited)
Electricity
Residential	939,123	925,329
Commercial	117,365	115,725
Industrial	3,742	3,775
Other	3,233	2,943
Transportation	18	18
Total electricity customers	1,063,481	1,047,790
Gas
Residential	680,877	665,958
Commercial	53,794	52,392
Industrial	2,612	2,640
Transportation	129	123
Total gas customers	737,412	721,113

[1]	Includes sales of non-core gas supplies.
[2]
Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE's service territory.  Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE's service territory.

[3]
Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000. Heating degree days measure how far the daily average temperature falls below 65 degrees.  Heating degree days in 2008 are adjusted for leap year by adding the heating degree day for February 28th.

[4]	Customers represents average served at month end.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ James W. Eldredge
Dated: August 4, 2008	James W. Eldredge Vice President and Chief Accounting Officer